                             LICENSE AND OPTION AGREEMENT

              This License and Option Agreement (the "Agreement") is entered into as of January 1, 1999, by and between ValueClick, LLC, a California limited liability company (the "Licensor") and ValueClick Japan Inc., a Japanese joint stock corporation ("Licensee") with reference to the following facts:

              A. Web-Ignite Corporation, a California Corporation, and Trans-Pacific, Ltd. executed a Trademark License, Software License, and Copyright Agreement dated March 26, 1998 (the "Prior Agreement"). Web-Ignite Corporation assigned all of its rights under the Prior Agreement to Licensor. Trans-Pacific, Ltd. assigned all of its rights in the Prior Agreement to Licensee. Licensor and Licensee desire to enter into this Agreement to confirm the business relationship established under the Prior Agreement and to set forth in full the terms and conditions between the parties.

              B. Licensor is operating an internet-based advertising and marketing tracking Service throughout the world which uses proprietary Software to monitor and report to advertisers and to website hosts the number of times that computer users access particular advertisements on host websites. The Software and related materials permit the user to post banner advertisements on the website and to collect, analyze and report data regarding advertising on the websites. Licensor markets the Services and the proprietary Software under the mark VALUECLICK.

              C. Pursuant to the Prior Agreement, Licensee is using the Software to provide and market the ValueClick Services on an exclusive basis to customers for the Japanese language and desires to continue as the exclusive licensee for the ValueClick System for the Japanese language.

              D. In addition, Licensor desires that Licensee grant Licensor an option to acquire Licensee in a stock-for-stock exchange on the terms and subject to the conditions described in this Agreement.

              NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and covenants herein, Licensor and Licensee agree as follows:

       1. DEFINITIONS. Certain capitalized terms used in this Agreement shall have the meaning ascribed to such terms in the Glossary attached as Exhibit A and incorporated herein by this reference.

       2. PRIOR AGREEMENT. Upon execution of this Agreement by Licensor and Licensee, the Prior Agreement shall automatically be terminated, and shall be superseded and replaced by this Agreement which shall govern the rights and obligations of Licensor and Licensee from October1, 1998 (the "Effective Date") with respect to the matters covered by this Agreement.


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       3.     GRANT OF LICENSE.  Subject to the terms and conditions in this
Agreement, Licensor hereby grants to Licensee the following rights and licenses with respect to the exclusive use by Licensee of the System in the Territory during the term of this Agreement:

              3.1 EXCLUSIVE USE OF SYSTEM IN TERRITORY. Licensor grants Licensee the exclusive right and license to use, operate, and administer the System to market and offer the Services, but only to customers within the Territory. The fees and other amounts charged to its customers by Licensee shall be determined solely by Licensee.

              3.2 SOFTWARE LICENSE. Licensor grants Licensee a non-transferable object-code only license to install and use the Software only on Licensee's Server and only for the purpose of operating the System and providing the Services pursuant to this Agreement. Licensee may not sell, sublicense, distribute or otherwise transfer the Software to any other person and may not allow any other person to copy or otherwise reproduce or recreate the Software. Licensee has the right to make an archival copy of the Software solely for backup purposes, but may not install the Software on any other sever or network without Licensor's prior written consent, which shall not be unreasonably withheld.

              3.3 LICENSED MARKS. Licensor grants Licensee the exclusive, non-transferable right to use and publicize the Licensed Marks within the Territory in connection with the marketing, operation and administration of the Services and the use of the System. Licensee agrees to use the Licensed Marks at all times in connection with the marketing and sale of the Services, and agrees not to offer the Services or any similar services under any other marks or names during the term of this Agreement.

              3.4 COPYRIGHT LICENSE. Licensor grants Licensee the exclusive, non-transferable right to use, reproduce, publish, distribute, translate and adapt the Licensed Copyrights in connection with the marketing, operation and administration of the Services and the use of the System within the Territory. Except as necessary to create the Localized Versions of the Software and the Documentation, Licensee shall not alter or modify the Licensed Copyrights, or create derivative works based on the Licensed Copyrights, without Licensor's prior written consent.

       4. TERRITORY. Licensee agrees that it will not offer the Services to any customer outside the Territory and shall not enter into any agreement with any customer within the Territory if Licensee is aware that such customer intends or is likely to use the Services substantially outside the Territory. Licensee agrees that it will not use, or assist others to use, or knowingly allow or assist others to use the System to develop any product or service that is similar to or competes with the Software or the Services within the Territory.

       5. TERM. The term of this Agreement shall commence on the effective date and shall remain in effect for a period of ten (10) years unless earlier terminated in accordance with the provisions of this Agreement. The termination rights in this Agreement are in addition to and not in lieu of any other available rights and remedies.

       6. LICENSE FEE. In consideration of the execution of this Agreement and the grant of the license rights by Licensor. Licensee shall pay Licensor a license fee (the "License Fee") which shall be calculated and paid as follows:

              6.1 CALCULATION OF LICENSE FEE. Licensee agrees to pay Licensor a monthly license fee equal to the greater of: (i) ten percent (10%) of the Net Revenue of Licensee for that month (the "License Fee"), or (ii) $3,500 (the "Minimum License Fee").

              6.2 TAXES AND WITHHOLDING. Licensee shall be responsible for and shall pay all taxes, (including sales, use, VAT, excise or similar taxes), all customs fees and duties, and any non-U.S. withholdings and other governmental taxes or assessments by Japan or any other country related to the License Fees, the payment thereof to Licensor, and any other amounts payable hereunder.

              6.3 PAYMENT. The License Fee shall be payable monthly on the fifteenth (15th) day of each month (the "Payment Date") with respect to the Net Revenues received by Licensee during the previous month. All License Fees payable to Licensor shall be paid within the United States and in United States dollars, and shall be paid via wire transfer by Licensee directly to the bank account designated by Licensor. The License Fee (including the Minimum License Fee described in Section 6.1) shall be non-refundable and shall not be subject to deduction, offset or withholding of any kind. Failure to pay the License Fee when required by this Agreement shall constitute a material breach of this Agreement. All late payments will be assessed a late fee charge equal to the greater of one and one-half percent (1-1/2%) per month.

              6.4 MINIMUM GROSS REVENUE. For each three-month period during the term hereof (on a rolling three-month basis), Licensee must generate at least 2,500,000 Japanese Yen in gross revenue (the "Minimum Gross Revenue") from operation of the System.

              6.5 MONTHLY STATEMENTS. Licensee shall deliver to Licensor on each Payment Date (a) a monthly statement in form and content acceptable to Licensor showing the amount of gross revenue and Net Revenues for the applicable month (with supporting computations), (b) the License Fee (or Minimum License Fee as applicable) due for the month and (c) any other information about the Licensee's business reasonable requested by Licensor. Licensee shall maintain true and accurate books of account and records during the term of this Agreement and shall keep such books and records for a period of four (4) years thereafter. Licensor shall have the right, upon reasonably advance notice, to have its representative examine and audit the books and records of Licensee to determine the accuracy of Licensee's monthly statements. If any audit reveals that Licensee has underpaid License Fees or any other amount due under this Agreement by five percent (5%) or more, Licensee shall be required to pay for the cost of the audit.

       7. OWNERSHIP RIGHTS. All right, title and interest in and to the System, and each element thereof (including all intellectual property rights relating thereto), and all related materials created or furnished by Licensor and licensed under this Agreement shall be and remain the sole and exclusive property of Licensor, subject only to the license rights expressly granted in this Agreement. Licensee acknowledges that Licensor shall have the unrestricted right to use the System and to offer and operate the Services in any manner and for any purpose and to appoint or license any other person to do so outside the Territory at any time and, within the Territory, at any time after termination of this Agreement for any reason. Any enhancement, modifications, new features or other improvements to the System ("Improvements") made by Licensor or any other person (including Licensee) shall be the sole and exclusive property of Licensor. Licensee hereby agrees to assign to Licensor any and all rights Licensee may have in any Improvements.

              7.1 NOTICES. Licensee may not remove or change any copyright notices, service mark or trademark designations, or other proprietary notices included on any element of the System or on any screen displays, documents or materials produced by the Software. Licensee shall submit any material, including any advertising or promotional materials containing the Licensed Marks or the Licensed Copyrights to Licensor for Licensor' review and approval. Such approval shall not be un reasonably withheld, and shall be deemed given unless Licensor notifies Licensee of disapproval within seven (7) days after receipt of Licensee's request for approval. Licensee shall not include or attach any additional service marks, trademarks or logos to any screen displays, printouts or other material produced by the System.

              7.2 NO CONTEST. Licensee acknowledges that the Licensed Marks, the Licensed Copyrights and the Software are owned exclusively by Licensor and Licensee agrees not to challenge the validity of or otherwise contest Licensor's ownership of such items. Licensee agrees that all use of the Licensed Marks and the Licensed Copyrights by Licensee shall inure to the benefit of Licensor. Licensee agrees not to register any of the Licensed Marks or any similar mark in any jurisdiction, and Licensee further agrees to change its name and cease all use of the Licensed Marks upon termination of this Agreement.

              7.3 COOPERATION. Licensee shall cooperate with Licensor and use its best efforts at Licensor's request to protect the Licensed Marks, Licensed Copyrights and other elements of the System, and the intellectual property rights related thereto, from infringement by other parties. Licensee shall promptly notify Licensor if Licensee becomes aware of any act by any third party that may constitute an infringement of any element of the System or that may constitute unfair competition or other unfair business practices against Licensor or Licensee. Licensee shall also promptly notify Licensor if Licensee becomes aware of any claims or allegations that the System, or any element thereof, or the marketing, operation or sale of the Services by Licensee, may or will infringe the intellectual property or other rights of any other person. Licensee agrees to cooperate with Licensor to obtain, register and enforce for Licensor's benefit all intellectual property rights associated with the System.

       7.4    CONFIDENTIAL INFORMATION.

                     (a) Licensee agrees that the Software and the other non-public elements of the System shall be considered confidential and proprietary information of Licensor (the "Confidential Information"). Licensee agrees to maintain the Confidential Information as confidential and not to disclose or publish, or authorize or assist any other person to disclose or publish, any of such Confidential Information to any other party except as expressly allowed by this Agreement. Licensee agrees to keep the Software and other Confidential Information under access and use restrictions designed to prevent disclosure of such items to unauthorized persons and to use its best efforts to protect Licensor's rights with respect to the Software and the Confidential Information. Licensee acknowledges that any unauthorized disclosure of the Confidential Information or any other breach by Licensee of its obligation under this Section 7 will cause irrevocable injury to Licensor which cannot be compensated by monetary damages and that Licensor shall be entitled to obtain injunctive or other equitable relief.

                     (b) Licensor agrees to maintain the Confidential Information of Licensee that is disclosed by Licensee to Licensor as confidential and not to disclose, publish or authorize or assist any other person to disclose or publish any such confidential information of Licensee to any other party except as expressly allowed by this Agreement, and further agrees to be bound by the last two sentences of Section 7.4(a) with respect to License's Confidential Information.

                     (c) Each party agrees to use reasonable care (i.e., efforts no less than the standard of care each party reasonably exercises in protecting its own Confidential Information) to fulfill its obligations to maintain the confidentiality of the Confidential Information of the other party.

              7.5    WEBSITE ADDRESS.     Any website address, URL or other
identifying information adopted or obtained by Licensee for any website used in connection with the marketing or offering of the Services shall be registered by Licensee in the name of Licensor, provided that Licensee shall have the right to use such website address or URL during the term of this agreement.

       8.     QUALITY CONTROL AND SUPPORT.

              8.1 QUALITY CONTROL. Licensee shall use the System in accordance with the quality control standards and operating specifications set forth on Exhibit B attached hereto, and as Licensor may from time to time prescribe with respect to the Services and the System, and shall use its best efforts to protect and enhance the goodwill associated with the Licensed Marks. Licensee agrees to comply with all applicable laws, statutes, treaties, regulations, and ordinances in performing its duties hereunder, and in marketing the Services, and in any of its dealings with respect to the System.

              8.2    TECHNICAL SUPPORT.   Licensor will provide reasonable
support and maintenance of the Software to Licensee, provided that Licensor shall not have any obligation to provide support or maintenance for Licensee's network, Server, computer system, equipment or any other items not provided by Licensor. Licensor shall determine the appropriate manner, timing and amount of support and maintenance services in its reasonable discretion. Licensor shall provide software Upgrades to Licensee free of charge if Licensor has generally adopted such upgrade as part of the basic Software used by Licensor to offer its Services. Nothing herein shall obligate Licensor to provide Licensee with any new versions, releases or significant enhancements and new features available to Licensee on the same terms offered to other licensees.

       9.     OBLIGATIONS OF LICENSEE.

              9.1    BUSINESS RISKS/NATURE OF RELATIONSHIP.    Licensee shall
conduct its business as a Licensee and offer and provide the Services at its own expense and risk and for its own account. Licensee is an independent contractor and not an employee or agent of Licensor and nothing in this Agreement shall be interpreted or construed to create any employment, partnership, joint venture or other relationship between Licensor and Licensee. Licensee shall not have any right to bind or make any representation on behalf of Licensor. Licensee is responsible for the selection, acquisition, design and maintenance of its computer system and equipment and for determining that Licensee's operating environment for the Software satisfies the technical requirements for the Software and the System. Licensee shall furnish, at its own expense, all personnel, computer equipment and other resources necessary to run the software and operate the System and to offer the Services during the term of this Agreement. Licensee shall be responsible for the operation of the System within the Territory, and all related obligations and liabilities, during the term of this Agreement.

              9.2 COMMITMENT. Licensee shall use its best efforts to promote and market the Services and generate Net Revenues within the Territory.
Licensee shall maintain such staff, equipment and facilities as are required to adequately serve the reasonably anticipated demands of existing and potential customers with respect to the Services.

              9.3 NO UNAUTHORIZED REPRESENTATIONS. Licensee shall not make any claims or representations regarding the performance, adequacy, capabilities or other aspects of the System or the Services to any customer except as are expressly permitted by Licensor in writing.

              9.4 POST-TERMINATION. On termination of this Agreement, Licensee agrees to immediately cease marketing the Services and cease any further use of the Licensed Marks and Licensed Copyrights and to follow all reasonable directions of Licensor for disconnection, removal and return of all Software and other elements of the System to Licensor. At its option, Licensor may elect to allow Licensee to continue operating the System to fulfill any contractual obligations Licensee has to its customers, subject to continuation of Licensee's obligation to pay License Fees to Licensor, or Licensor may require that Licensee assign all existing agreements with customers for Services to Licensor. Licensee further agrees to provide Licensor with a list of all of

Licensee's customers and, upon request by Licensor, to notify those customers identified by Licensor that the agreement with that customer will be terminated in thirty (30) days.

              9.5 NO REVERSE ENGINEERING. Licensee agrees not to reverse engineer, decompile, or otherwise attempt to derive or reproduce the source code for the Software (or any underlying concepts, ideas, algorithms, structure or organization of the Software.

              9.6 NO SUBLICENSE. Licensee shall have no right to sublicense or otherwise transfer any of the rights granted in this Agreement without the prior written consent of Licensor.

              9.7 FORM OF CUSTOMER AGREEMENT. Licensee agrees that the agreement used by the Licensee with its customers in the Territory will include a clause expressly permitting the termination of the agreement by Licensee without cause on 30 days written notice, and that the form of agreement will be in form and substance reasonably acceptable to Licensor as to all ownership, intellectual property, warranty and other matters related to the System and the Services.

       10.    REPRESENTATIONS AND WARRANTIES.

              10.1   REPRESENTATIONS AND WARRANTIES OF LICENSEE.

                     (a) Licensee represents and warrants that Licensee is a Japanese joint stock corporation (Kabushiki Kaisha) duly organized, validly existing and in good standing under the laws of Japan, that the execution and performance of this Agreement have been duly authorized and that this Agreement will constitute a valid and binding obligation of Licensee. Licensee further represents and warrants that the execution and performance of this Agreement by Licensee will not violate the terms of any other contract or arrangement to which Licensee is a party or by which it is bound, and will not violate any applicable law, statute, treaty or regulation.

                     (b) Licensee represents and warrants that it understands that Licensor has not made any representations or promises to Licensee concerning the operating capabilities of the System other than the written Documentation delivered to Licensee with the Software, and that Licensor has not guaranteed or promised that the marketing of the Services in the Territory will generate any particular level of revenues for Licensee or that Licensee will make any profit from using the System or entering into this Agreement.

              10.2   REPRESENTATIONS AND WARRANTIES OF LICENSOR.

                     (a) Licensor represents and warrants that Licensee is a limited liability company duly organized and validly existing and in good standing under the laws of California, that the execution and performance of the Agreement have been duly authorized and that this Agreement will constitute a valid and binding obligation of Licensor. Licensor further represents and warrants that the execution and performance of


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

this Agreement by Licensor will not violate the terms of any other contract or arrangement to which Licensor is a party or by which it is bound, and will not violate any applicable law, statute, treaty or regulation.

                     (b) Licensor represents and warrants to Licensee that Licensor has the right to grant the licenses and rights granted herein and that, to Licensor's best knowledge, the System does not infringe any copyright, service mark, trademark, patent, trade secret or other proprietary right of any third party and that no claim has been made or is pending against Licensor relative to the System alleging infringement or misappropriation of any intellectual property right.

                     (c) THE WARRANTIES OF LICENSOR CONTAINED IN THIS PARAGRAPH 10.2 ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. LICENSOR DOES NOT GUARANTY THE COMPLETENESS OR ACCURACY OF THE SYSTEM OR ANY INFORMATION OR OTHER RESULTS GENERATED BY THE SYSTEM.

                     (d) Licensor shall defend any action brought against Licensee to the extent such action is based on a claim that the use of the System directly infringes any service mark, trademark, copyright or patent of a third party (an "Infringement Action"), and Licensor shall pay any and all costs, expenses and damages awarded against Licensee in any Infringement Action provided that (i) Licensor's obligation hereunder are expressly conditioned on prompt notification from Licensee of any threat or claim of any Infringement Action (and all claims relating thereto); (ii) Licensor shall have sole control of the defense and all negotiations, settlement or compromise of any Infringement Action, and Licensee shall compensate with Licensor in such defense, and (iii) Licensor shall not be obligated hereunder to the extent that any such Infringement Action is based on any modification or alteration made by Licensee to the System or any element or part thereof. THE FOREGOING STATES THE SOLE AND EXCLUSIVE LIABILITY OF LICENSOR AND THE EXCLUSIVE REMEDY OF LICENSEE FOR ANY INFRINGEMENT ACTION.

              10.3   LIMITED LIABILITY.   LICENSEE AGREES THAT ITS EXCLUSIVE
REMEDIES AND LICENSOR'S ENTIRE LIABILITY WITH RESPECT TO THE SYSTEM AND THE SOFTWARE SHALL BE AS SET FORTH IN THIS SECTION 10. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, LICENSOR WILL NOT BE ABLE LIABLE TO LICENSEE OR ANY OF ITS CUSTOMERS WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER THE CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY (I) FOR ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF THE LICENSE FEES PAID BY THE LICENSEE TO LICENSOR DURING THE TWELVE- (12-) MONTH PERIOD PRIOR TO THE DATE THE CAUSE OF ACTION AROSE, OR (II) FOR ANY INCIDENTAL OR CONSEQUENTAL


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

DAMAGES, LOST PROFITS OR BUSINESS, LOST OR CORRUPTED DATA OR FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

       11. INDEMNIFICATION BY LICENSEE. Licensee agrees to indemnify, defend and hold Licensor and its officers, directors, shareholders, agents and employees harmless from and against any and all claims, liabilities, losses, damages and expenses (including without limitation all attorneys' fees, legal and expert witness fees and expenses and all costs of investigation) incurred by any such person related to or arising out of or in connection with the operation of Licensee's business, including but not limited to the use of the System and the marketing and performance of the Services (except to the extent that any such claim or liability results from a breach by Licensor of its warranties under Section 10.2), or the breach by Licensee of any term or provision of this Agreement, as they are incurred. Licensor's rights to indemnification under this Section 11 shall be in addition to any other rights that Licensor may have at common law or otherwise and shall remain in full force and effect following any termination of this Agreement.

       12. NON-ASSIGNABILITY. This Agreement and the license rights and obligations hereunder are not transferable or assignable by Licensee without the prior written consent of Licensor. Licensor may assign this Agreement in its sole discretion and, without limiting the foregoing, Licensee expressly acknowledges that Licensor may assign this Agreement to any new entity (e.g. a corporation) that may be organized by Licensor or its affiliates.

       13.    TERMINATION.

              13.1 BASIS FOR TERMINATION. This Agreement may be terminated by either party for cause immediately upon the occurrence of any of the following events: (a) if the other party ceases to do business or otherwise terminates its business operations, (b) if the other party breaches any term or condition of this Agreement and fails to cure such breach within thirty (30) days (or ten
(10) days in the case of a failure to pay) after written notice is delivered to such party describing the breach, (c) if the other party shall commence or become subject to any bankruptcy, receivership or similar proceeding and such proceeding is not dismissed within ninety (90) days), or (d) if any representation or warranty made in this Agreement is materially inaccurate or false. Notwithstanding the foregoing, Licensor may terminate this Agreement immediately upon any breach by Licensee of any of its obligations under Section 6.1, Section 6.3 or Section 6.4 (including a failure to achieve the Minimum Gross Revenue, or a failure to pay the Minimum License Fee in a timely manner),
Section 7.1, Section 7.4, Section 7.5, Section 8.1, Section 9.5 or Section 9.6, or in the event of any fraudulent conduct or illegal activity by Licensee with respect to the System, this Agreement or business of License operated under the Licensed Marks.

              13.2 EFFECT OF TERMINATION. In addition to Licensee's obligations under Section 9.4, upon termination of this Agreement for any reason, all unpaid License Fees shall become immediately due and payable. On any termination, Licensee shall surrender


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

to Licensor possession of all tangible items in the System, including any Improvements to the System.

       14.    OPTION TO ACQUIRE LICENSEE.

              14.1 GRANT OF OPTION. In consideration for the execution of this Agreement by Licensor and for other good and valuable consideration from Licensor, the sufficiency and receipt of which is hereby acknowledged by Licensee, Licensee grants Licensor an exclusive option (the "Option"), which may be exercised by Licensor at any time during the term of this Agreement or during any extension or renewal thereof, to acquire all, but not less than all, of the outstanding shares of capital stock of Licensee (the "Licensee Stock") in exchange for shares of the common stock of Licensor (the "Licensor Stock"), the number of which shares of Licensor Stock shall be determined in accordance with the provisions of Section 14.4. It is an express condition of this Option that it may only be exercised by Licensor in the event that Licensor engages in or is a party to one of the following transactions and exercises the Option in connection with such transaction: (i) a sale of all or substantially all of the assets of Licensor, (ii) a merger, combination, pooling or other reorganization involving Licensor, or (iii) a public offering of a class of securities issued by Licensor pursuant to a registration statement filed with the United States Securities and Exchange Commission (each, a "Transaction"). In the event that Licensor engages in or notifies Licensee of its intention to engage in any such Transaction, Licensor may elect, in its sole and absolute discretion, to exercise the Option and acquire all of the Licensee's stock in a stock-for-stock exchange (the "Stock Swap").

              14.2 PROCEDURE FOR EXERCISE. If Licensor elects to exercise the Option, Licensor shall notify Licensee in writing of its election and in such notice shall also identify the nature of the Transaction and the anticipated timing of the Transaction. Upon receipt of such notice, Licensee shall thereafter not issue, exchange, dividend, redeem, transfer or otherwise engage in any transaction involving the Licensee Stock. Licensor and Licensee shall each promptly take all actions necessary or advisable to effect the Stock Swap, including but not limited to the calculation of the Exchange Ration in accordance with Section 14.4, and to cause the Stock Swap to occur prior to the scheduled closing date for the Transaction. Licensor and Licensee shall agree on a closing date for a Stock Swap and, at such Closing, the shareholders of Licensee shall execute and deliver to Licensor stock certificates representing all the issued and outstanding shares of Licensee Stock, and Licensor shall issue to shareholders of Licensee the respective number of shares of Licensor Stock to be issued to each shareholder of Licensee pursuant to the Exchange Ratio determined according to Section 14.4.

              14.3 CONSENT OF LICENSEE'S SHAREHOLDERS. Licensee represents that, as of the Effective Date and as of the date this Agreement is executed, the only shareholder of Licensee is Jonathon Hendriksen. By executing this Agreement on the signature line


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

set forth below, Mr. Hendriksen hereby consents to the grant of the Option on the terms set forth herein, and agree to take all actions and execute and deliver all documents necessary or desirable to effect the Stock Swap upon exercise of the Option by Licensor, and Mr. Hendriksen agrees that the valuation formula in Section 14.4 is fair, just and reasonable for purposes of determining the Exchange Ratio for the Stock Swap. Licensor and Mr. Hendriksen agree that any person who becomes a shareholder of Licensee shall be required, as a condition of such admission, to approve in writing the Option and the other matters described in this section 14.3.

              14.4 DETERMINATION OF EXCHANGE RATIO. To determine the Exchange Ratio to be used to calculate the number of shares of Licensor Stock to be issued to the shareholders of Licensee in connection with the Stock Swap upon exercise by Licensor of the Option (the "Exchange Ratio"), Licensor and Licensee agree that the valuation of Licensee for such purposes shall be determined in the same manner and according to the same formula and assumptions (including but not limited to valuation of intangible assets, marketability discounts, the effect of external considerations, etc.) as are used and applied to determine the value of Licensor for purposes of the Transaction. For example, if the valuation of Licensor for the Transaction is based on a multiple of annual gross revenues, the same approach and calculation shall be used to determine the valuation of Licensee; provided, that the valuation of Licensee resulting from such determination shall be subject to a discount of twenty-five percent (25%) for purposes of calculating the Exchange Ratio (e.g. if the initial valuation of Licensee determined in accordance with this Section 14.4 is $1,000,000, the actual valuation of Licensee used for purposes of calculating and determining the Exchange Ratio shall be $750,000). In any event, the minimum valuation of Licensee for determining the Exchange Ratio shall be (i) two (2) times the annual revenue of Licensee, plus (minus) (ii) ten (10) times the net profit (net loss) of Licensee for that year.

       15.    MISCELLANEOUS.

              15.1 GOVERNING LAW AND JURISDICTION. Licensor and Licensee expressly acknowledge that this Agreement was prepared, negotiated and delivered in California and further agree that the validity, interpretation and performance of the Agreement shall be controlled by and construed under the laws of the State of California, United States of America, as if performed wholly within that State and without giving effect to its conflict of laws principles. Licensee expressly acknowledges that it understands the provisions of California law may be different from the law of Japan and Licensee represents that it has been advised by legal counsel regarding the impact of such differing laws on this transaction. Subject to the provisions of Section 15.9, any action arising out of any dispute between the parties to this Agreement or otherwise relating to this Agreement shall be brought either in the Superior Court of the State of California for the County of Santa Barbara or in the United States District Court for the Southern District of California and each of the parties hereto (a) submits itself to the exclusive jurisdiction and venue of such courts for purposes of any such action, (b) agrees that service on it in any such action or proceeding may be made in the same manner as noticed hereunder, and (c)


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consents to uncontested enforcement of a final judgment from such court (or any other mutually approved arbitrator) in any other jurisdiction where Licensee or any of its assets are or may be present.

              15.2 ENTIRE AGREEMENT. This Agreement and its exhibits and schedules constitute the entire agreement and understanding between Licensor and Licensee relating to the subject matter hereof, and terminates, supersedes and cancels any and all prior or contemporaneous written and oral understandings, agreements, proposals, representations or promises of the parties relating to the subject matter hereof. Any modification or amendment of any provision of this Agreement shall be effective only if in writing and signed by Licensor and Licensee.

              15.3 SEVERABILITY. If any provision of this Agreement, or the application of such provision to any person or circumstance is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held to be invalid or unenforceable shall not be effective thereby.

              15.4 NOTICES. All notices and other communications that are required or that may be given under the provisions of this Agreement shall be in writing and the same shall be deemed to have been given on the same day if delivered in person or by overnight courier to the address set forth below, or by facsimile to the facsimile number listed below for the party to whom the notice is given or on the third day thereafter if placed in registered or certified mail with postage prepaid and addressed to the party at the address specified. The addresses and facsimile number for Licensor and Licensee for all purposes under this Agreement and for all notices shall be:

              To Licensor:
                            ValueClick, LLC
                            c/o Brian Coryat
                            1333 De La Vina Street
                            Suite E
                            Santa Barbara,  CA 93101
                            Telephone: (805) 965-0543
                            Facsimile: (805) 564-7151

              To Licensee:
                            ValueClick - Japan Inc.
                            4F Unimat Hongo Building
                            4-1-6 Hongo, Bunkyo-ku
                            Tokyo, Japan 113-0033
                            Telephone: 81-3-5803-9944
                            Facsimile: 81-3-5803-9922


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

       From time to time, either party may designate another address, telephone or facsimile number for all purposes of this Agreement by notifying the other party of such change in writing.

              15.5 COUNTERPARTS. This Agreement may be executed by Licensor and Licensee in separate counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

              15.6 BINDING ON SUCCESSORS. This Agreement shall be binding upon and inure to the benefits of the successors and assigns of the parties hereto.

              15.7 WAIVER. The failure of any party to enforce any of the provisions of this Agreement shall not be construed to be a waiver of the right of such party to enforce such provisions thereafter.

              15.8 ATTORNEY'S FEES. In the event any dispute, lawsuit, arbitration or other action or proceeding is commenced to enforce or interpret any provision of this Agreement or otherwise relating to this Agreement or the subject matter hereof, the prevailing party will be entitled to recover all costs and expenses, including reasonable attorney's fees and costs, costs of investigation, evaluation and collection whether or not a suit is filed, and all expert witness fees, court costs and related expenses incurred by the prevailing party.

              15.9 ARBITRATION. Any dispute with respect to or arising out of or in connection with, or otherwise related to the execution or performance of, this Agreement shall be determined exclusively by binding expedited arbitration in Santa Barbara, California, and shall be governed by the Federal Arbitration Act, 9 U.S.C. 1-16, subject to the modifications set forth herein. In the event of any such dispute, any party thereto may commence arbitration hereunder by delivering notice to the other party or parties thereto. Within ten (10) business days of delivery of such notice, such parties shall attempt to agree on one arbitrator; provided that if such parties cannot agree on one arbitrator within such time period, each party to the dispute shall within five (5) business days thereafter appoint one (1) arbitrator. In that event, the arbitrators so appointed shall within five
(5) business days of their appointment mutually agree upon and appoint one additional arbitrator; provided further that the persons eligible to be selected as arbitrator(s) shall be limited to attorneys at law who (i) have practiced law for at least 15 years as an attorney specializing in either general commercial litigation or general corporate and commercial matters and
(ii) are experienced in the software or internet industry. The arbitration hearing shall commence no later than ten (10) business days after the completion of the selection of the arbitrator(s). Each party agrees to cooperate fully with the arbitrator(s) to resolve any dispute that is subject to arbitration hereunder. The determination made by the arbitrator(s) shall be final and binding upon the parties in any subsequent actions at law or in equity and the parties agree to stipulate thereto in any such action. The arbitrator(s) shall render a decision within ten (10) business days of the close of the arbitration hearing, shall base his, her or their determination on the terms of this Agreement and the evidence presented and shall render such determination in

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

writing, including therein a statement of the findings of fact upon which the determination is based.






       IN WITNESS WHEREOF, Licensor and Licensee have entered into this License and Option Agreement as of the date and year first above written.


LICENSOR:                                 LICENSEE:

VALUECLICK, LLC a California              VALUECLICK - JAPAN, a Japanese joint
Limited liability company                 stock corporation


By: /s/ Brian Coryat                      By: /s/ Jonathan Hendriksen
   ----------------------------              --------------------------------
       Brian Coryat                               Jonathan Hendriksen

Title: Chief Executive Officer            Title:  CEO
                                                -----------------------------



       The undersigned shareholder of Licensee hereby executes this Agreement solely for the purpose of indicating his consent and agreement to be bound by the grant of the Option and the other provisions of Section 14.

                                          /s/ Jonathan Hendriksen
                                          -----------------------------
                                          Jonathan Hendriksen


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


                                      EXHIBIT A

                                      GLOSSARY

1. "Confidential Information" shall mean all trade secrets or confidential information in any form or media disclosed by one party to the other party provided that, to be deemed Confidential Information, the information, if in tangible form, must be marked or otherwise identified as being "confidential" or if disclosed orally, must be identified at the time it is disclosed as constituting a trade secret or confidential information or with respect to written or oral disclosures, if the information is reasonably understood to be confidential by the nature of the information and the circumstances surrounding its disclosure. "Confidential Information" shall not include any information that the receiving party can establish (i) to be publicly known or available, or that becomes publicly known or available, without breach of this Agreement or any other obligation of confidentiality regarding such information; (ii) has been intentionally publicly disclosed by the disclosing party; (iii) is already in the possession of the receiving party prior to disclosure by the disclosing party; or (iv) is rightfully received by the receiving party from a third party without breach of an obligation of confidentiality.

2. "Documentation" shall mean the documentation, whether in electronic form, manuals, written instructions or user's guides, including any updates, relating to the marketing and operation of the Services and the use of the System that are provided to Licensee by Licensor in connection with this Agreement.

3. "Licensed Copyrights" shall mean the works of authorship and other tangible materials and designs that are protected under the United States Copyright Law and which are used by Licensor in connection with the marketing and operation of the Services, including but not limited to the copyright in the Software, the Documentation and other proprietary textual and graphic information that may be displayed by Licensee on host websites in connection with the operation of the System and the Services.

4. "Licensed Marks" shall mean those certain trademarks, service marks, tradenames and logos owned by the Licensor and used in connection with the use of the System and the operation and marketing of the Services including


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


       VALUECLICK and any related registrations or pending registration applications in the Territory.

5. "Localized Version" shall mean the versions of the Software and the Documentation that have been translated and localized for use in the Japanese language and characters such that text, visual displays, printouts, and other elements of the System have been translated into Japanese characters and formatted for use in Japan.

6. "Net Revenue" shall mean the aggregate gross revenues received by Licensee of every kind and nature from its customers or otherwise in connection with the marketing and sale of the Services and the use of the Software, less only the aggregate amount of payments actually made by the Licensee to website hosts for the right to place banner advertisements on the host websites.

7. "Server" shall mean the primary server in Licensee's computer network located in Tokyo, Japan.

8. "Services shall mean the internet-based advertising and marketing services offered by Licensor to its customers. The Services are provided by use of the Software and Documentation to facilitate the posting of banner advertisements on host websites and to permit users to monitor, track, administer, analyze, and report information and statistics concerning the number of times that visitors to the website access ("click") the advertisement, and to calculate and bill the advertiser based on such information.

9. "Software" shall mean the proprietary ValueClick computer software owned by Licensor which permits the user to track and analyze information concerning the rate and manner in which internet-based advertisements are accessed by computer users and makes that information available to the advertiser and the host website.

10. "System shall mean the product, technologies and related intellectual property rights used by Licensor to operate its business of tracking, administering, billing and reporting information relating to the number of times that advertisements placed on host websites are accessed by viewers. The System consists of the Software, the Documentation, the Licensed Marks, and the Licensed Copyrights. The System may, at the option of Licensor, be expanded or updated to include additional elements during the term of this Agreement. In addition, the "System" shall also mean the trade secrets, technology and know-how developed or accumulated by Licensor by Licensor in connection with the development, operation and administration of the System including designs, concepts, quality control, operating techniques, specifications, reports, methods and other information possessed by Licensor relating to the System.

11. "Territory" shall mean all internet-based websites that are exclusively or substantially entirely in the Japanese language and intended for a Japanese language audience. It is the expectation of the parties that most, if not all, of the customers in the Territory will be located in the country of Japan.







                                     EXHIBIT B

                    SPECIFICATIONS AND QUALITY CONTROL STANDARDS


1. Licensee shall comply with the operational specifications included in the Software and the materials included in the System, and as delivered to Licensee from time to time by Licensor electronically or by written communication.

2. Further, to preserve the ability of Licensor to oversee the use and operation of the System, Licensee agrees that the prior written approval of Licensor's management must be obtained by Licensee before engaging in or agreeing to engage in any of the following transactions:

       (a)    Any capital expenditure in excess of $100,000 US;

       (b) Any individual Salaries for employees or consultants in excess of $100,00 US;

       (c) Sale of any shares of ValueClick - Japan stock or any sale of all or substantially all of the assets or stock of the company;

       (d) ValueClick - Japan must submit to a yearly audit by a mutually agreed upon accounting firm;

       (e) Brian Coryat, CEO of ValueClick, or another person designated by him, will be elected to and maintain a board of directors position for ValueClick - Japan.

3. If for any reason this agreement is terminated, Jonathan Hendriksen agrees not to compete with ValueClick in Japan or in any other country or region in which ValueClick is doing business or is contemplating doing business for a period of two (2) years after the date of termination.


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